HORIZON LINES REPORTS GAIN IN COMPARABLE THIRD QUARTER 2007 EARNINGS
CHARLOTTE, North Carolina, October 26, 2007 – Horizon Lines, Inc. (NYSE:HRZ) reported an increase in the third quarter 2007 earnings versus the 2006 third quarter, adjusted to exclude the impact of non-recurring items associated with the Company’s refinancing in August 2007, secondary public stock offering in September 2006, and tonnage tax election in 2006.
The Company completed a refinancing of its capital structure in August with associated one-time, upfront costs significantly impacting the third quarter of 2007, despite the ongoing interest expense savings. Net income for the third quarter of 2007 was $1.6 million or $.05 per diluted share compared to net income of $52.9 million or $1.57 per diluted share for the third quarter of 2006. After adjustment to exclude the non-recurring loss on extinguishment of debt in 2007 and secondary offering expenses in 2006, and to retroactively apply tonnage tax to 2006, adjusted net income was $20.7 million or $.61 per diluted share in 2007’s third quarter, versus $20.2 million or $.60 per diluted share in the third quarter of 2006.
Operating revenue grew by $16.4 million or 5.4% in the third quarter of 2007 to $321.1 million, compared to $304.7 million for the third quarter of 2006.
Operating income in the third quarter of 2007 was $35.3 million, slightly better than the $35.2 million in 2006’s third quarter. Absent non-recurring secondary offering expenses, adjusted operating income in the third quarter of 2006 would have been $36.0 million.
Earnings before interest expense, taxes, depreciation and amortization (EBITDA) was $12.8 million for the third quarter of 2007 compared to $51.0 million for the 2006 third quarter. Excluding the non-recurring loss on extinguishment of debt in 2007 and secondary offering expenses in 2006, adjusted EBITDA would have been $50.8 million in the third quarter of 2007 in contrast to $51.8 million for the third quarter of 2006.

“Horizon Lines once again rose to the challenge and overcame a less than ideal operating environment, to deliver improved earnings in the third quarter of 2007,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “Volume softness, primarily caused by lingering difficult economic conditions in our Puerto Rico tradelane, was offset by unit revenue improvements, benefits derived from our Horizon EDGE process re-engineering and customer service program and tight controls on our costs. We closed on a refinancing of our capital structure in August that is generating significant benefits in terms of a lower cost of capital, improved cash flow, and enhanced flexibility and greater liquidity that will allow us to take advantage of future growth opportunities. In addition, we changed the structure of Horizon Lines into two separate transportation and logistics operations. This will allow us to stay focused on our core Jones Act transportation operations, while at the same time providing for future growth and development of our fully integrated logistics services. As the first step in growing our new logistics offering, we also acquired Aero Logistics during the quarter.”
The Company also reaffirmed its earnings guidance for the full year 2007, with projections of operating revenue at $1,190 — $1,200 million, EBITDA at $168 — $173 million, and diluted earnings per share (EPS) at $1.56 — $1.68. Free cash flow was updated and projected at $27 — $31 million. Earnings guidance for the fourth quarter of 2007 was also provided, with forecasted operating revenue of $300 — $310 million, EBITDA of $43 — $48 million and diluted EPS of $.53 — $.65.
Company executives will provide additional perspective on the Company’s earnings during a conference call beginning at 11:00 a.m. Eastern Time today. Those interested in participating in the call may do so by dialing 1-800-240-2134 and asking for the Horizon Lines Third Quarter 2007 Earnings Call. A hardcopy of the presentation materials may be printed from the Horizon Lines website, www.horizonlines.com, shortly before the start of the call. Alternatively, a live audio webcast of the call may be accessed at www.horizonlines.com. In order to access the live audio webcast please allow at least 15 minutes before the start of the call to visit Horizon Lines’ website and download and install any necessary audio/video software for the webcast.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC operates a fleet of 21 U.S.-flag containerships and 5 port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC offers customized logistics solutions to shippers from a suite of transportation and distribution management services designed by Aero Logistics, information technology developed by Horizon Services Group and intermodal trucking and warehousing services provided by Sea-Logix. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statement:
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on March 2, 2007 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
Media Contact:
Michael Avara of Horizon Lines, Inc., 1-704-973-7000, or mavara@horizonlines.com.

Horizon Lines, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	September 23,	December 24,
	2007	2006(1)
Assets
Current assets
Cash	$9,432	$93,949
Accounts receivable, net of allowance of $6,726 and $4,972 at September 23, 2007 and December 24, 2006, respectively	165,354	120,732
Deferred tax asset	29,825	11,586
Prepaid vessel rent	4,334	1,163
Materials and supplies	29,969	24,658
Other current assets	8,643	7,103

Total current assets	247,557	259,191
Property and equipment, net	186,164	188,652
Goodwill	335,091	306,724
Intangible assets, net	157,024	167,882
Other long-term assets	35,304	22,580

Total assets	$961,140	$945,029

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$22,332	$28,322
Current portion of long-term debt	4,687	6,758
Accrued vessel rent	—	25,426
Other accrued liabilities	106,058	101,122

Total current liabilities	133,077	161,628
Long-term debt, net of current	598,912	503,708
Deferred tax liability	33,085	31,339
Deferred rent	32,649	36,003
Other long-term liabilities	16,995	4,074

Total liabilities	814,718	736,752

Stockholders’ equity
Common stock, $.01 par value, 50,000 shares authorized, 33,648 shares issued and 32,648 shares outstanding as of September 23, 2007 and 33,591 shares issued and outstanding as of December 24, 2006	337	336
Treasury stock, 1,000 shares at cost	(28,560)	—
Additional paid in capital	142,586	179,599
Accumulated other comprehensive loss	(935)	(1,011)
Retained earnings	32,994	29,353

Total stockholders’ equity	146,422	208,277

Total liabilities and stockholders’ equity	$961,140	$945,029

(1)	The balance sheet at December 24, 2006 has been derived from the audited financial statements of Horizon Lines, Inc.

Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarters Ended		Nine Months Ended
	September 23,	September 24,	September 23,	September 24,
	2007	2006	2007	2006
Operating revenue	$321,145	$304,657	$890,509	$869,438
Operating expense:
Operating expense (excluding depreciation expense)	246,402	229,072	698,530	673,421
Depreciation and amortization	10,714	12,445	36,765	37,539
Amortization of vessel dry-docking	4,820	3,362	13,139	11,332
Selling, general and administrative	23,481	24,987	66,885	72,680
Miscellaneous expense (income), net	445	(406)	525	977

Total operating expense	285,862	269,460	815,844	795,949

Operating income	35,283	35,197	74,665	73,489
Other expense (income):
Interest expense, net	10,077	12,226	32,953	36,250
Loss on early extinguishment of debt	37,958	—	38,522	—
Other expense (income), net	25	2	45	(184)

(Loss) income before income tax benefit	(12,777)	22,969	3,145	37,423
Income tax benefit	(14,347)	(29,976)	(15,038)	(24,289)

Net income	$1,570	$52,945	$18,183	$61,712

Net income per share:
Basic	$0.05	$1.58	$0.54	$1.84
Diluted	$0.05	$1.57	$0.53	$1.84

Number of shares used in calculations:
Basic	33,131	33,544	33,460	33,544
Diluted	33,770	33,726	34,066	33,582

Dividends declared per common share	$0.11	$0.11	$0.33	$0.33

Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	September 23,	September 24,
	2007	2006
Cash flows from operating activities:
Net income	$18,183	$61,712
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	21,826	22,868
Amortization of other intangible assets	14,939	14,671
Amortization of vessel dry-docking	13,139	11,332
Amortization of deferred financing costs	2,296	2,413
Deferred income taxes	(20,023)	(22,763)
Gain on equipment disposals	(281)	(471)
Stock-based compensation	2,401	686
Loss on early extinguishment of debt	38,522	—
Accretion of interest on 11% senior discount notes	6,062	6,796
Changes in operating assets and liabilities
Accounts receivable	(37,142)	(29,579)
Materials and supplies	(5,761)	1,254
Other current assets	(1,537)	(3,877)
Accounts payable	(6,727)	3,991
Accrued liabilities	(8,650)	16,462
Vessel rent	(30,790)	(5,419)
Vessel dry-docking payments	(15,516)	(13,703)
Other assets/liabilities	3,545	(1,577)

Net cash (used in) provided by operating activities	(5,514)	64,796

Cash flows from investing activities:
Purchases of property and equipment	(16,714)	(10,381)
Purchase of businesses, net of cash acquired	(32,082)	—
Proceeds from the sale of property and equipment	3,078	1,819
Other investing activities	—	(245)

Net cash used in investing activities	(45,718)	(8,807)

Cash flows from financing activities:
Payments on long-term debt	(517,074)	(3,151)
Issuance of convertible notes	330,000	—
Borrowing of term loan	125,000	—
Borrowing under revolving credit facility	161,500	—
Payments on revolving credit facility	(15,000)	—
Purchase of call options	(52,541)	—
Sale of common stock warrants	11,958	—
Redemption premiums	(25,568)	—
Dividends to stockholders	(11,003)	(11,070)
Purchase of treasury stock	(28,560)	—
Payments of financing costs	(11,929)	(1,057)
Payments on capital lease obligation	(152)	(149)
Proceeds from exercise of stock options	84	—
Costs associated with initial public offering	—	(158)

Net cash used in financing activities	(33,285)	(15,585)

Net (decrease) increase in cash	(84,517)	40,404
Cash at beginning of period	93,949	41,450

Cash at end of period	$9,432	$81,854

Horizon Lines, Inc. and Subsidiaries
Adjusted Operating Income
($ in Millions)

	Quarters Ended		Nine Months Ended
	Sept. 23, 2007	Sept. 24, 2006	Sept. 23, 2007	Sept. 24, 2006
Operating Income	$35.3	$35.2	$74.7	$73.5

Adjustments:
Transaction Related Expense	—	0.8	—	1.7

Total Adjustments	—	0.8	—	1.7

Adjusted Operating Income(a)	$35.3	$36.0	$74.7	$75.2

(a)	Adjusted to exclude non-recurring secondary offering expenses

Horizon Lines, Inc. and Subsidiaries
Adjusted Net Income
($ in Millions)

	Quarters Ended		Nine Months Ended
	Sept. 23, 2007	Sept. 24, 2006	Sept. 23, 2007	Sept. 24, 2006
Net Income	$1.6	$52.9	$18.2	$61.7

Adjustments:
Loss on Extinguishment of Debt	38.0	—	38.5	—
Transaction Related Expense	—	0.8	—	1.7
Tax Impact of Adjustments	(14.1)	—	(14.2)	—
Tonnage Tax Adjustments	(4.8)	(33.5)	(7.3)	(29.9)

Total Adjustments	19.1	(32.7)	17.0	(28.2)

Adjusted Net Income(a)	$20.7	$20.2	$35.2	$33.5

(a)	Adjusted to exclude non-recurring loss on extinguishment of debt, secondary offering expenses, and to retroactively apply tonnage tax.

Horizon Lines, Inc. and Subsidiaries
Net Income / EBITDA Reconciliation
($ in Millions)

	Quarters Ended		Nine Months Ended
	Sept. 23, 2007	Sept. 24, 2006	Sept. 23, 2007	Sept. 24, 2006
Net Income	$1.6	$52.9	$18.2	$61.7
Interest Expense, Net	10.1	12.2	32.9	36.2
Tax Benefit	(14.4)	(29.9)	(15.0)	(24.3)
Depreciation and Amortization	15.5	15.8	49.9	48.9

EBITDA	12.8	51.0	86.0	122.5
Loss on Extinguishment of Debt	38.0	—	38.5	—
Transaction Related Expense	—	0.8	—	1.7

Adjusted EBITDA	$50.8	$51.8	$124.5	$124.2

Note:	EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require Horizon Lines, Inc. to maintain certain interest expense coverage and leverage ratios, which contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions.

Horizon Lines, Inc. and Subsidiaries
EBITDA Projections
($ in Millions)

	Quarter Ended	Year Ended
	December 23, 2007	December 23, 2007
Net Income	$17.7 - $21.9	$35.9 - $ 40.1
Interest Expense, Net	7.7	40.7
Tax Expense (Benefit)	3.6 - 4.4	(11.4) - (10.6)
Depreciation and Amortization	14.0	64.3

EBITDA	43.0 - 48.0	129.5 - 134.5
Loss on Extinguishment of Debt	—	38.5

Adjusted EBITDA	$43.0 - $48.0	$168.0 - $173.0

Horizon Lines, Inc. and Subsidiaries
Free Cash Flow Projection
($ in Millions)

Year Ended
December 23, 2007
EBITDA	$129.5 - $134.5
Loss on Extinguishment of Debt	38.5
Stock Based Compensation	3.7
Working Capital	(26.4) - (27.4)
Vessel Payments in Excess of Accrual	(26.1)
Bonus Payments in Excess of Accrual	(10.5)
TP1 Related Costs	(4.9)
Capital Expenditures	(25.0)
Net Proceeds from Sale of Fixed Assets	3.0
Dry-dock Expenditures	(22.5)
Income Taxes	(0.7)
Interest	(31.6)

Free Cash Flow	$27.0 - $ 31.0

Horizon Lines, Inc. and Subsidiaries
Adjusted Diluted EPS Projections
($ in Millions)

	Quarter Ended	Year Ended
	December 23, 2007	December 23, 2007
Net Income	$17.7 - $21.9	$35.9 - $40.1

Adjustments:
Loss on Extinguishment of Debt	—	38.5
Tax Impact of Adjustments	—	(14.2)
Tonnage Tax Adjustments	—	(7.3)

Total Adjustments	—	17.0

Adjusted Net Income	$17.7 - $21.9	$52.9 - $57.1

Earnings Per Share – Diluted	$0.53 - $0.65	$1.56 - $1.68